UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 16, 2021

Shell Midstream Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-36710	46-5223743
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 N. Dairy Ashford, Houston, Texas 77079

(Address of principal executive offices and zip code)

(832) 337-2034

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units, Representing Limited Partner Interests	SHLX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (*230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (*240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Vice President, Commercial

On February 16, 2021, the Board of Directors (the “Board”) of Shell Midstream Partners GP LLC (the “general partner”), the general partner of Shell Midstream Partners, L.P. (the “Partnership”), appointed Sean Guillory, 48, as Vice President, Commercial of the general partner, effective March 1, 2021. Mr. Guillory is taking over the role from Mr. Steven C. Ledbetter, who was appointed President and Chief Executive Officer of the general partner, effective March 1, 2021, as previously announced by the Partnership.

Mr. Guillory is a 16-year Royal Dutch Shell plc (“Shell”) executive with deep commercial, operational and management experience. Mr. Guillory formerly served as the General Manager of Business Units, Joint Ventures and as a manager of business development for Shell Pipeline Company LP (“SPLC”). Prior to this, Mr. Guillory was a Business Development lead for Gulf of Mexico deepwater pipelines and major growth projects for SPLC, where he was instrumental in the successful completion and commercial deal execution of multiple export solutions for large Gulf of Mexico deep water developments. Prior to his role with SPLC, Mr. Guillory was the Americas Category Manager for Shell’s Supply and Distribution business, where he was responsible for setting procurement and negotiation strategies supporting operational management for several sites across North and South America. Later, Mr. Guillory served as Shell Chemical LP’s Aromatics Supply manager, where he was accountable for operational logistics and demand management for various chemicals manufacturing sites. From 2004 to 2006, Mr. Guillory was the Business Support Manger for the Major Projects Organization at Shell’s Puget Sound Refinery in Anacortes, Washington, where he was accountable for finance, procurement and economic assurance of business activities for the site. Prior to joining Shell, Mr. Guillory served for eight years as an officer in the United States Air Force, where he was a distinguished graduate from the Air Force Reserve Officer Training Program receiving the Tulane University Award for Leadership. Mr. Guillory was a Combat Engineer leading several large teams in the completion of multiple large-scale military projects in support of contingency deployment operations vital to national defense across four different continents. Mr. Guillory holds a bachelor’s degree in Mechanical Engineering from the University of New Orleans and an MBA from the University of Colorado. The Partnership believes that Mr. Guillory’s extensive experience across a wide range of strategy, commercial deal structuring, and business leadership makes him well qualified to serve as an executive officer.

Mr. Guillory was not appointed pursuant to any arrangement or understanding with any other person, and there are no transactions with Mr. Guillory that would be reportable under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELL MIDSTREAM PARTNERS, L.P.

By:	Shell Midstream Partners GP LLC, its general partner

By:	/s/ Lori M. Muratta
Lori M. Muratta
Vice President, General Counsel and Secretary

Date: February 19, 2021